Exhibit 99.1

PRESS RELEASE

RLJ LODGING TRUST ANNOUNCES

PRICING OF SENIOR SECURED NOTES OFFERING

Bethesda, MD, September 9, 2021 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) announced today that its operating partnership, RLJ Lodging Trust, L.P. (the “Operating Partnership”), priced its offering of $500 million aggregate principal amount of 4.000% senior secured notes due 2029 (the “Notes”) at a price equal to 100.000% of face value. The Notes will pay interest semi-annually in arrears, at a rate of 4.000% per year, and will mature on September 15, 2029. The Notes will be guaranteed by the Company and certain subsidiaries of the Operating Partnership that guarantee the Company’s senior credit facilities. The Notes will be secured, subject to permitted liens, by a first priority security interest in all of the equity interests owned by the Operating Partnership and certain subsidiaries of the Operating Partnership, which collateral also secures the obligations under the Company’s existing credit agreements on a first priority basis.

The Company intends to use the net proceeds of the offering to redeem all of the outstanding 6.000% senior notes due 2025 of its subsidiary, FelCor Lodging Limited Partnership, as well as pay any redemption premium, unpaid interest, costs and expenses related thereto. The Operating Partnership anticipates that consummation of the offering will occur on September 13, 2021, subject to customary closing conditions.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic on global and regional economies, travel, and economic activity; the speed and effectiveness of vaccine and treatment developments and their deployment, including public adoption rates of COVID-19 vaccines and their effectiveness against emerging variants of COVID-19, such as the Delta variant; the pace of recovery when the COVID-19 pandemic subsides; the effects of steps we and our third party management partners take to reduce operating costs; increased direct competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry, including as a result of the COVID-19 pandemic; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel and epidemics and/or pandemics, including COVID-19; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

Sean M. Mahoney
Executive Vice President and Chief Financial Officer
(301) 280-7774